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CLARIFICATION TO  THE  CONTRACT  OF  PURCHASE  AND SALE OF THE SHARE IN CHARTER
CAPITAL OF LLC "ZAURALNEFTEGAZ"  DATED  25  MAY  2004

Kurgan                                                           2  August  2005

     LIMITED LIABILITY COMPANY "REGION", OGRN No.1024500514598 hereinafter referred to as the "Seller", in the person of director Shkodskih Oleg Anatolievich, and the Company SIBERIAN ENERGY GROUP INC. hereinafter referred to as the "Buyer", in the person of the Chairman of the Board David Zaikin agreed on the following:


                          MAKE CLARIFICATION TO THE ITEM
                           1. SUBJECT OF THE CONTRACT

     The original intention of the parties on the matters reflected in item 1.3 of the Agreement was as follows: LLC Region has agreed to sell its share of 49% in LLC "Zauralneftegaz" for a price of 172 US Dollars and a right of the Seller to instruct the Buyer to transfer 6,900,000 shares of SIBERIAN ENERGY GROUP INC. to another person (persons) at the Seller's discretion. The above-mentioned shares have to be transferred directly to the persons whose names are given in the instructions of the Seller, without the Seller's acquiring the title to such shares.


Buyer:
SIBERIAN  ENERGY  GROUP  INC.
275  Madison  Avenue,  6th  Floor,  New  York,  NY  100016

/S/  DAVID  ZAIKIN
----------------------------------------------------------
David  Zaikin,  Chairman  of  the  Board


Seller:  LLC  "REGION"
Russia, 640006, Kurgan Region, Kurgan, 27/X Lenina Street.

/S/  OLEG  ANATOLIEVICH  SHKODSKIH
----------------------------------------------------------
Oleg  Anatolievich  Shkodskih,  Director

August  2,  2005

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